DRONE PRODUCTS, DEFENSE TECHNOLOGIES, AND SOLUTIONS

Defining the Future of Aerial Intelligence

Corporate Presentation

Date: July 2023



Disclosure

During the course of this presentation, we may make statements which are considered ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation. Reform Act of 1995, including statements regarding our future performance, goals and growth. Forward-looking statements may be identified by such words as “believe,” “estimate,” “anticipate,” “expect,” “plan,” “intend,” “may,” “could,” “might,” “will,” “should, ”approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology as it relates to us, although not all forward-looking statements contain these words.

This presentation contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this presentation are forward-looking statements. Forward-looking statements contained in this presentation may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Leadership Team



RED CAT

JEFFREY THOMPSON

Chief Executive Officer & Chairman of the Board

Jeffrey is a serial tech entrepreneur with a long track record of founding and leading companies from the startup phase to successful exits and IPOs. His background is in the telecom space, where he founded EdgeNet, a private Internet Service provider (ISP) that was sold to Citadel Broadcasting. Mr. Thompson then co-founded Towerstream, a wireless service provider. With an ongoing passion for innovative technology, he most recently founded Red Cat Holdings, the company at the forefront of providing solutions for the rapidly growing commercial and recreational drone industries.



ALLAN EVANS

Chief Operating Officer

Allan is a serial entrepreneur with a history of founding and leading technology innovation. He received his doctorate from the University of Michigan in Electrical Engineering. From there, he went to Pacific Northwest National Labs and eventually spun out one of the technologies he developed into Avegant, a VR/AR company. After Avegant, Mr. Evans became the CEO of Fat Shark and profitably managed the company prior to its acquisition by which was recently combined with Red Cat Holdings. Allan has a passion for consumer technologies and leading rapidly growing technology teams in emerging markets.



JOSEPH HERNON

Chief Financial Officer

Joseph is a Certified Public Accountant with a Master's in Accountancy from Bentley University. He has a wealth of experience being part of management teams that have raised more than $300 million through debt and equity financings. As the Chief Financial Officer of four publicly traded companies in the tech and biotech industries, Mr. Hernon led the acquisition of five technology companies that were immediately accretive.

Investment Tailwinds

Red Cat Holdings (Nasdaq: RCAT)

1. Strong balance sheet ($16.1M in cash/securities as of 4/30/23) plus expected non-dilutive proceeds from sale of consumer segment to execute business plan → important given difficult current market conditions for small growth companies.

2. Rapid revenue growth expected:
   - Tremendous opportunities with U.S. and NATO militaries and U.S. agencies where the emphasis is on cutting edge technologies and capabilities, such as those offered by Teal's drones.
     - Status as 1 of 5 drones originally names to Blue sUAS list and recent SRR T2 award provides **critical** "seat at table" with DoD and other U.S federal agencies.
   - Recent manufacturing expansion at Teal's Salt Lake City facility allows for fulfillment of potentially significant orders going forward.
   - Chinese drone manufacturers, like market leader DJI, banned from U.S. federal funds, some states now following suit, creating HUGE opportunity for other drone manufacturers, like U.S. based Red Cat.
   - $1 trillion U.S. infrastructure Bill includes $280 billion earmarked for civil projects ideally suited for rapid inspections and progress surveillance via drones.



Recent Price (as of 7/31/23)	$1.02
52 Wk. Range	$0.77 - $2.65
Market Cap.	$57M
Average Daily Trading Vol (60-day avg.)	542,574
Cash & Equivalents*	$16.1M
Total Debt*	$1.3M
Shares Outstanding**	55,441,173
Preferred Stock*, as converted	822,230
Options* (+$9.0 million proceeds upon exercise)	4,784,809
Warrants* (+$5.2 million in proceeds upon exercise)	1,539,999

**As of 4/30/23* ***As of 7/24/23*

Corporate Timeline

Red Cat Founded
May 2019

Acquired Rotor Riot, LLC
January 2020

Acquired Fat Shark Holdings
November 2020

Acquired Skypersonic
May 2021

Acquired Teal Drones
August 2021

USCBP Award
December 2021
Selected as one of five contractors for multiple award blank purchase agreement by U.S. Customs and Border Protection for $80M/5-year award.

SRR T2 Program Award
March 2022
Teal awarded prototype contract by DoD/U.S. Army for SRR T2 program.

SRR T2 Program Award
November 2022
Red Cat signs agreement to divest consumer business.

Teal 2 Formal Launch
May 2023

T2 DLA Air Force Award
August 2023

2019 | 2020 | 2021 | 2022 | 2023

Teal Drones

Government Approved sUAS


TEAL™
Teal's expertise in drone technology enables them to provide defense forces with the most advanced and reliable sUAS available on the market today.
Their technology is designed to provide real-time intelligence-gathering capabilities through the use of advanced payload technology, including high-resolution cameras and sensors.

Blue sUAS	ATO	GSA
Made in America with all critical components validated	The U.S. Air Force has completed cyber security penetration testing	As a Blue sUAS, compliant with DoD, Teal is now on GSA
National Defense Authorization Act section 848 compliant	Teal has been verified to have a cyber-hardened encrypted system	GSA allows any government buyer to purchase Teal systems directly
American Drone Security Act compliant	Air Force has provided Teal with an ATO (Authority to Operate)	Teal has been awarded the GSA contract
1 of 5 approved small drone systems in the entire world	Air Force has provided a Memo of Success to Teal	Now deploying production units

Teal 2

Dominate the Night™

The Teal 2 is a superior American-made sUAS platform focusing on effortless use, reliability, and extreme effectiveness. The modular construction allows effortless propulsion and payload replacement, and its plug & play design broadens mission capabilities with expansion packages.

- Equipped with the FLIR Hadron 640R EO IR payload, optimized for nighttime operations
- Compact and rugged design enables fast deployment in challenging environments
- Multi-vehicle command and control provides a 360-degree view of a target or ISR on multiple targets


TEAL™

Teal 2 Mission Applications

Designed for the Warfighter

The Teal 2 system is designed to support United States military operations in a variety of environments.

Equipped with advanced sensors and imaging technology, this system can provide real-time intelligence and surveillance in the field.

Its durable design and long-range capabilities make it an essential tool for gathering critical information and completing missions successfully.


SNIPER
EAGLE1
MOVE

INTELLIGENCE

Whether it's gathering real-time intelligence on enemy movements or detecting potential threats to military personnel, the Teal 2 system is a powerful and effective solution for supporting intelligence efforts.


EAGLE1
MOVE

SURVEILLANCE

The Teal 2's long-range capabilities and ability to fly at high altitudes make it an ideal platform for conducting surveillance missions.


EAGLE1
MOVE

RECONNAISSANCE

The Teal 2 system's advanced sensors and imaging technology allow it to capture high-resolution, real-time images and video of the terrain and surrounding areas.

Opportunities

Teal Drones



U.S. ARMY SHORT RANGE RECONNAISSANCE TRANCHE 2 (SRR T2) DRONE PROGRAM

$1,500,000 contract

- Teal is one of just two drone manufacturers selected out of 37 original bidders to be awarded a prototype contract ($1.5 million)
- Ultimate goal of SRR T1/T2/T3 program is to provide rucksack portable drones for Army platoons



CUSTOMS AND BORDER PROTECTION DEPT. OF HOMELAND SECURITY

$2,000,000 contract

- Teal is one of 5 drone manufacturers awarded blank purchase agreement with aggregate estimated value of $90 million over a 5-year ordering period – recent delivery on$2M contract
- Drones to provide reconnaissance, surveillance, and tracking capability for field agents



INTERNATIONAL ACTIVITY

- Shipped 15 Teal drones to NATO member country for deployment in Ukraine

Skypersonic

Safely Inspect Dangerous Places


SKYPERSONIC

- Patented software and hardware allow for flight services in restricted spaces where GPS is not allowed or available
- GPS-denied, indoor/tight space telemetry capabilities were transitioned from military and satellite technology for commercial use - 8 U.S. and European Patents
- Environmental testing technology samples air quality
- Provides operators unique access to locations where previous human operators assumed high risk at high costs
- Completely remote drone flights can be executed from operators anywhere in the world
- Drone services, technologies, and certification programs offered

Skycopter Overview

Inspect Anything. Fly Anywhere.


SKYPERSONIC

Skypersonic's Skycopter offers an innovative approach to defense, industrial inspections and first response emergency situations. Skycopter is a safe, ready-to-fly product suitable for several applications. The drone is enclosed and protected by an external aerodynamic, ultra-light, and ultra-resistant cage to ensure safety and avoid damage to inspected structures and to the airframe itself. It's designed to work in extreme conditions and ultra-tight spaces.

- High aerodynamic efficiency NACA profiled cage: allows the drone to bump on any surface without damage.
- The Skycopter flight controller system features three flight modes to unleash the full power of the drone in indoor or outdoor conditions.
- Multi-clusters powerful LEDs system allows the Skycopter to perform inspections in complete darkness.
- Designed for use in military applications for intelligence gathering, reconnaissance, and surveillance of embassies, tunnels, caves, and more.
- Allows for critical infrastructure inspections, including roads, bridges, towers, and more.

Skycopter Mission Applications

Inspect Anything. Fly Anywhere.

The patented Skycopter aerodynamic removable cage keeps pilots away from trouble. The Skycopter can get close to equipment, hit walls, and touch objects safely to capture images with an incredible resolution and detail, allowing pilots to fly any mission with confidence.



DEFENSE SUPPORT

Skycopter provides unmatched situational awareness and surveillance capabilities while collecting data and intelligence during critical defense operations.



CRITICAL INFRASTRUCTURE

Skypersonic takes industrial inspections to a new level. Thanks to its small size and proprietary caged technology, the Skycopter can inspect places no man or machine can reach.



WATER & SEWER

Inspect miles of confined space pipelines in a fraction of the time. Thanks to its digital video transmission system you will be able to capture every detail without any latency.



OIL, GAS, & ENERGY

Stacks, tanks, boilers…no place is too tight for the Skycopter. Capture 4K HD videos and analyze structures like never before. A powerful 360° LED system will let you see in the dark.



NUCLEAR POWER PLANTS

Inspect power plants without excess manpower and with increased safety. The Skycopter allows avoiding the use of expensive scaffolds and risks for human operators.

Partnerships

Unmatched technology. Increased capability.

TOMAHAWK ROBOTICS

Tomahawk Robotics is the leading innovator of multi-domain command and control solutions for unmanned systems.

REVEAL

Reveal Technology delivers intuitive, rapid intelligence at the tactical edge, blending state-of-the-art computer vision, artificial intelligence, and edge computing technologies.

ATHENA AI

Athena AI is one of the only vision-based AI systems on the market that combines AI computer vision, AI enabled decision support, and display of the AI information in a user interface.

IMMERVISION

Immervision helps OEMs, ODMs, and camera and optics manufacturers to power consumer and professional devices with smart wide-angle vision systems.

TELEDYNE FLIR

Teledyne FLIR specializes in the design and production of thermal imaging cameras and sensors.

DOODLE LABS®

Doodle Labs designs and produces industrial-grade wireless mesh networking solutions for robotic systems.

Financial Overview

Red Cat Holdings (Nasdaq: RCAT)



1. **STRONG BALANCE SHEET THAT ALLOWS FOR APPRECIABLE CASH RUNWAY**
    - $16.1M in cash & securities + expected proceeds from sale of consumer segment in short term

2. **POISED FOR SIGNIFICANT REVENUE GROWTH:**
    - Continuous innovation at Teal to deliver cutting-edge drones with advanced technical capabilities (multi-unit control, thermal resolution, etc.) that are needed and sought on battlefield
    - Pursuing programs with significant opportunity with U.S. DoD, other federal agencies, and NATO entities
        - Currently in favorable position with Army's SRR program – **significant opportunity**
    - Expanded manufacturing facility at Teal in Salt Lake City provides appreciable capacity to deliver on large orders
    - Ban on Chinese drone manufacturers, like market leader DJI, from U.S. federal funds creates HUGE opportunity for other drone manufacturers, such as U.S.-based Red Cat

RED CAT

TEAL™ SKYPERSONIC



CONTACT:

Core IR

(516) 222-2560



NASDAQ: RCAT